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Exhibit 23.1

Consent of Independent Certified Public Accountants

PracticeWorks, Inc.
Atlanta, Georgia

        We hereby consent to the incorporation by reference in the registration statements (Nos. 333-60588 and 333-60590) on Form S-8 of our reports dated February 5, 2002 (except for Note 15 which is as of March 15, 2002), relating to the consolidated financial statements and schedule of PracticeWorks, Inc. and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

BDO SEIDMAN, LLP
Atlanta, Georgia

March 19, 2002

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Consent of Independent Certified Public Accountants